UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2014

GREENHUNTER RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33893	20-4864036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1048 Texan Trail GRAPEVINE, TEXAS	76051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 410-1044

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 26, 2014, after all necessary parties consented to the transaction, the Company’s wholly-owned subsidiaries, GreenHunter Water, LLC and Dilley Hunter, LLC, entered into a definitive agreement with Sable Environmental SWD 7, LLC to sell a saltwater disposal well and associated equipment located in Frio County, Texas pursuant to an Asset Purchase Agreement. The Dilley Hunter SWD well will be sold for total consideration of Four Million Seven Hundred Thousand Dollars ($4,700,000). The Company will also receive at Closing, payment in full, including all principal and accrued interest through the Closing Date for that certain promissory note dated January 29, 2014, in the principal amount of $2,875,000 between GreenHunter Water, LLC and Sable Environmental SWD 5, LLC for total cash consideration of approximately $7,575,000. The Closing is expected to occur on or before May 2, 2014 and the Asset Purchase Agreement contains customary terms and conditions to Closing. The Asset Purchase Agreement is incorporated herein by reference and is attached hereto as Exhibit 10.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHUNTER RESOURCES, INC.

Date: April 1, 2014	By:	/s/ Morgan F. Johnston
Sr. Vice President, General Counsel and Secretary

Exhibit Number	Exhibit Title

10.1	Asset Purchase Agreement by and among GreenHunter Water, LLC, Dilley Hunter LLC and Sable Environmental SWD 7, LLC dated March 11, 2014, as amended